EXHIBIT 99

FORM 4  JOINT FILER INFORMATION

NAME: LUO KEN YI

RELATIONSHIP OF REPORTING PERSON TO ISSUER: PRESIDENT, DIRECTOR AND 10% OWNER.

ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., ROOM 2, 10/F BLOCK D, KA MING COURT,
688 CASTLE PEAK ROAD, LAI CHI KOK, KOWLOON, HONG KONG

DESIGNATED FILER: KGE GROUP LIMITED

ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

DATE OF EVENT REQUIRING STATEMENT: MARCH 7, 2011

/s/ Luo Ken Yi
LUO KEN YI

NAME: YE NING

RELATIONSHIP OF REPORTING PERSON TO ISSUER: 10% OWNER.

ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., ROOM 2, 10/F BLOCK D, KA MING COURT,
688 CASTLE PEAK ROAD, LAI CHI KOK, KOWLOON, HONG KONG

DESIGNATED FILER: KGE GROUP LIMITED

ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

DATE OF EVENT REQUIRING STATEMENT: MARCH 7, 2011

/s/ Ye Ning
YE NING

NAME: TANG NIANZHONG

 RELATIONSHIP OF REPORTING PERSON TO ISSUER: 10% OWNER.

ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., ROOM 2, 10/F BLOCK D, KA MING COURT,
688 CASTLE PEAK ROAD, LAI CHI KOK, KOWLOON, HONG KONG

 DESIGNATED FILER: KGE GROUP LIMITED

 ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

 DATE OF EVENT REQUIRING STATEMENT: MARCH 7, 2011

 SIGNATURE:

/s/ Tang Nianzhong
TANG NIANZHONG